Exhibit 5.1

[Letterhead of Hogan Lovells US LLP]

April 19, 2016

Board of Directors

SecureWorks Corp.

One Concourse Parkway NE

Suite 500

Atlanta, Georgia 30328

Ladies and Gentlemen:

We are acting as counsel to SecureWorks Corp., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-1, as amended (Registration No. 333-208596), and any registration statement referred to in Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) (individually and collectively, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act, relating to the proposed public offering of up to 10,350,000 shares of Class A common stock, par value $0.01 per share, of the Company (such shares together with any additional shares of Class A common stock that may be registered pursuant to Rule 462(b) under the Securities Act, the “Shares”), all of which Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and Dell Inc., on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC as representatives of the several underwriters named in the Underwriting Agreement, on the other hand, the form of which has been filed as Exhibit 1.1 to the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.

§ 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Board of Directors SecureWorks Corp.	- 2 -	April 19, 2016

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) the filing of the Restated Certificate of Incorporation of the Company, the form of which has been filed as Exhibit 3.1 to the Registration Statement, with the Secretary of State of the State of Delaware, (ii) execution and delivery by the Company and Dell Inc. of the Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Shares pursuant to the terms of the Underwriting Agreement and (v) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Shares will be validly issued, fully paid and non-assessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP